Filed Pursuant to Rule 424(b)(3)

Registration No. 333-299654

PROSPECTUS

5,292,810 Shares of Common Stock

This prospectus relates to the offer and resale from time to time of up to 5,292,810 shares (the “Shares”) of common stock, no par value, of Telomir Pharmaceuticals, Inc., a Florida corporation (the “Company”), by the selling securityholders identified in this prospectus, including their transferees, pledgees or donees or their respective successors (the “selling securityholders”). The Shares consist of (i) 4,900,750 outstanding shares of our common stock held by certain of the selling securityholders and (ii) 392,060 shares of our common stock issuable upon the exercise of outstanding placement agent common stock purchase warrants held by the placement agent.

On October 5, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain of the selling securityholders pursuant to which we issued and sold an aggregate of 4,843,303 shares of our common stock at a purchase price of $1.16 per share and on October 9, 2026, we entered into a second securities purchase agreement (the “Second Purchase Agreement”, together with the Purchase Agreement, the “Purchase Agreements”) with certain of the selling securityholders pursuant to which we issued and sold an additional 57,447 shares of our common stock to certain additional selling securityholders at a purchase price of $1.13 per share, in a private placement (the “Private Placement”). In connection with the Private Placement, we also issued placement agent common stock purchase warrants to Alexander Capital, L.P. to purchase up to an aggregate of 392,060 shares of our common stock (the “Placement Agent Warrants”).

On October 5, 2026 and October 9, 2026, in connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling securityholders party thereto, pursuant to which we agreed to file a registration statement to register the resale of the shares of common stock covered thereby. The Placement Agent Warrants also provide that the shares of common stock issuable upon exercise thereof are to be included as registrable securities under the Registration Rights Agreement and in the resale registration statement required to be filed pursuant thereto. We are registering the Shares being offered hereby to permit the selling securityholders to offer and sell such Shares from time to time as described in this prospectus.

We will not receive any proceeds from the sale of the Shares by the selling securityholders. We may, however, receive proceeds upon the exercise of the Placement Agent Warrants to the extent such warrants are exercised for cash.

We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The selling securityholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred in connection with the sale of the Shares.

The selling securityholders identified in this prospectus may offer the Shares pursuant to this prospectus from time to time through public or private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at privately negotiated prices. The selling securityholders may sell Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders, the purchasers of the Shares, or both. For additional information on the methods of sale that may be used by the selling securityholders, see the section entitled “Plan of Distribution” on page 12. For a list of the selling securityholders, see the section entitled “Selling securityholders” on page 10.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any amendments or supplements accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you make your investment decision.

The selling securityholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling securityholders may sell their Shares hereunder following the effective date of the registration statement of which this prospectus forms a part.

We are a smaller reporting company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we have elected to rely on certain reduced public company disclosure requirements. See “Prospectus Summary — Implications of Being a Smaller Reporting Company.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “TELO.” On November 4, 2026, the last reported sale price of our common stock was $0.88 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2026

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ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus. We and the selling securityholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

This prospectus contains references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including the information contained under the heading “Risk Factors,” and all other information included or incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety before you invest in our securities.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Telomir,” the “Company” and similar designations refer to Telomir Pharmaceuticals, Inc., together with its consolidated subsidiaries.

Company Overview

Telomir is a clinical-stage biotechnology company developing novel small-molecule therapeutics targeting biological pathways implicated in cancer. Our lead investigational candidate, Telomir-Zn, also referred to in certain of our prior disclosures as Telomir-1, is an investigational oral small molecule designed to modulate intracellular metal homeostasis and epigenetic regulation, with the goal of influencing pathways associated with tumor biology. Preclinical studies have demonstrated inhibition of multiple iron-dependent histone demethylases, or KDMs, supporting our hypothesis that Telomir-Zn may influence gene-control pathways implicated in cancer.

In April 2026, the U.S. Food and Drug Administration, or FDA, cleared our Investigational New Drug, or IND, application for Telomir-Zn for the treatment of patients with advanced or metastatic triple-negative breast cancer, or TNBC, enabling us to proceed with a first-in-human Phase 1/2 clinical trial. The planned Phase 1/2 study is expected to enroll approximately 76 patients and consist of a dose-escalation Phase 1 portion followed by a dose-expansion Phase 2 portion. We are advancing the TNBC program toward clinical site initiation and patient enrollment. In addition, we continue to conduct preclinical research to evaluate the potential application of Telomir-Zn across additional disease areas.

On April 22, 2026, we completed our acquisition of TELI Pharmaceuticals, Inc., or TELI, which became our wholly owned subsidiary. As a result of the acquisition, we consolidated the previously separated geographic rights to Telomir-Zn under a single corporate structure and obtained exclusive worldwide rights to develop and commercialize Telomir-Zn.

Company Information

Our principal executive offices are located at 100 SE 2nd St, Suite 2000, #1009, Miami, Florida 33131, and our telephone number is (786) 396-6723. Our website address is www.telomirpharma.com. We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the Securities and Exchange Commission (the “SEC”). Information contained on, or accessible through, our website is not incorporated by reference into, and does not constitute a part of, this prospectus unless specifically incorporated herein by reference. Our filings with the SEC are also available through the SEC’s website at www.sec.gov.

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Private Placement

On October 5, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with the selling securityholders named in this prospectus, pursuant to which we agreed to issue and sell to such selling securityholders an aggregate of 4,843,303 shares of our common stock, no par value per share, at a purchase price of $1.16 per share and on October 9, 2026, we entered into a second securities purchase agreement (the “Second Purchase Agreement”, together with the Purchase Agreement, the “Purchase Agreements”) with certain of the selling securityholders pursuant to which we agreed to issue and sell to such selling securityholders an aggregate of 57,447 shares of our common stock, no par value per share, at a purchase price of $1.13 per share, in a private placement (the “Private Placement”). The Private Placement resulted in aggregate gross proceeds to us of approximately $5.6 million, before deducting placement agent fees and other offering expenses.

In connection with the Private Placement, we engaged Alexander Capital, L.P. (“Alexander Capital”) to act as placement agent and we issued to Alexander Capital or its designees warrants (the “Placement Agent Warrants”) to purchase an aggregate of 387,464 shares of our common stock at an exercise price of $1.16 per share and an aggregate of 4,596 shares of our common stock at an exercise price of $1.13 per share. The Placement Agent Warrants generally require payment of the exercise price in cash; provided that, if at the time of exercise there is no effective registration statement permitting the issuance or resale of all the shares of common stock issuable upon the exercise of the Placement Agent Warrants (the “Warrant Shares”) being exercised and such Warrant Shares are not otherwise freely saleable by the holder pursuant to Rule 144 without volume or manner-of-sale limitations, the holder may elect to exercise the Placement Agent Warrants on a cashless basis. The Placement Agent Warrants expire five years following their issuance. The Warrant Shares are also being registered for resale pursuant to the registration statement of which this prospectus forms a part.

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the purchasers in the Private Placement. Pursuant to the Registration Rights Agreement, we agreed to prepare and file with the SEC, as promptly as reasonably practicable and in any event no later than 30 calendar days after the closing of the Private Placement, a registration statement covering the resale of the shares of common stock issued in the Private Placement. We also agreed to use our reasonable best efforts to cause such registration statement to become effective at the earliest possible date, but no later than the earlier of (i) the 60th calendar day following the filing date if the SEC does not notify us that the registration statement will be reviewed, (ii) the 90th calendar day following the filing date if the SEC notifies us that the registration statement will be reviewed and (iii) in either case, the fifth business day after the date on which the SEC notifies us that it will not review the registration statement or that it has no further comments thereto.

The offer and sale of the securities in the Private Placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. The shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each purchaser represented that it was an “accredited investor,” as defined in Rule 501(a) of Regulation D under the Securities Act, and that it was acquiring the shares for its own account and not with a view to the resale or distribution thereof in violation of the Securities Act.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Registration Rights Agreement and the form of Placement Agent Warrant, which were filed as Exhibits 10.1, 10.2 and 4.1, respectively, to our Current Report on Form 8-K filed with the SEC on October 6, 2026. See “Where You Can Find Additional Information” and “Information Incorporated by Reference.” The representations, warranties and covenants contained in such agreements were made solely for the benefit of the parties thereto and, in certain cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be representations, warranties or covenants to you. Moreover, such representations, warranties and covenants were made only as of the dates specified therein. Accordingly, such representations, warranties and covenants should not be relied upon as accurately representing the current state of our affairs.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. As a result:

●	we are required to have only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operation in this prospectus;

●	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and financial statements (i.e., an auditor discussion and analysis) compliance with new or revised accounting standards until they are made applicable to private companies;

●	we are not required to engage an auditor to provide an attestation to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation; and

●	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say on pay,” “say on frequency” and “say on golden parachute arrangements.”

We may take advantage of these reduced reporting and other requirements until the earlier of (i) the last day of the first fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act; (ii) the last day of the first fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and the registration statement of which this prospectus is a part, and we may elect to take advantage of other reduced reporting requirements in the future. As a result, the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies.

We are also a “smaller reporting company” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an emerging growth company.

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THE OFFERING

Common stock registered for sale by selling securityholders	5,292,810 Shares, consisting of 4,900,750 outstanding shares of our common stock held by the selling securityholders and 392,060 shares of our common stock issuable upon the exercise of outstanding Placement Agent Warrants held by the placement agent.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling securityholders. Upon any exercise of the Placement Agent Warrants for cash, however, we will receive the exercise price of such Placement Agent Warrants. See “Use of Proceeds” for additional information.

Offering price	The selling securityholders may sell all or a portion of their Shares through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” for additional information.

Risk factors	You should read the “Risk Factors” section included in or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“TELO”

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RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the risks and uncertainties discussed under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks described in Part I, Item 1A, Risk Factors in our most recently filed Annual Report on Form 10-K and Part II, Item 1A, Risk Factors, in our Quarterly Reports on Form 10-Q, together with the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe in the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial could materially adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

For more information about our SEC filings, please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement or free writing prospectus and the documents incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus contain express or implied forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on management’s beliefs and assumptions and on information currently available to management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

● the initiation, timing, progress and results of our preclinical studies, clinical trials and research and development programs, including the initiation, enrollment, conduct and completion of our planned Phase 1/2 clinical trial of Telomir-Zn in patients with advanced or metastatic triple-negative breast cancer (“TNBC”);

● our ability to successfully advance Telomir-Zn and any other product candidates through preclinical and clinical development;

● the timing and availability of data from our clinical trials and preclinical studies;

● the therapeutic potential, mechanism of action, safety, efficacy and clinical utility of Telomir-Zn and any other product candidates that we may develop;

● the potential applicability of Telomir-Zn across TNBC and other oncology indications, as well as other disease indications that we may evaluate;

● our ability to obtain and maintain regulatory approvals for Telomir-Zn and any other product candidates that we may develop, and any related restrictions, limitations or warnings in the label of an approved product candidate;

● our ability to successfully commercialize and market Telomir-Zn and any other product candidates that we may develop, if approved;

● our ability to contract with and rely on third-party suppliers, manufacturers, contract research organizations and other service providers, and the ability of such third parties to perform adequately;

● the size and growth potential of the markets for Telomir-Zn and any other product candidates that we may develop, if approved, and our ability to serve those markets, either alone or in partnership with others;

● the implementation of our business model and our strategic plans for our business, product candidates and technology;

● our ability to obtain and maintain intellectual property protection for Telomir-Zn and any other product candidates that we may develop and the scope of such protection;

● our ability to obtain funding for our operations and development activities, including funding necessary to complete the development and, if approved, commercialization of Telomir-Zn and any other product candidates that we may develop;

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● our estimates regarding our expenses, future revenue, capital requirements and needs for additional financing;

● our use of the net proceeds from our offerings of securities;

● our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

● developments relating to our competitors and our industry;

● our financial performance and the sufficiency of our capital resources to fund our planned operations; and

● other risks and uncertainties, including those described under the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference herein.

Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our business, the pharmaceutical industry and other legal, regulatory and economic developments. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue,” “likely,” “target” and similar expressions, including their use in the negative, intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents we have filed with the SEC.

You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect results. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section of this prospectus, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by us from time to time with the SEC. For more information about our SEC filings, please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

The forward-looking statements in this prospectus speak only as of the date of this prospectus or, in the case of any document incorporated by reference, as of the date of such document. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the selling securityholders described in the section entitled “Selling Securityholders” to resell the Shares covered by this prospectus. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of the Shares by the selling securityholders. Upon any exercise of the Placement Agent Warrants for cash, however, we will receive the applicable exercise price of such Placement Agent Warrants. We cannot predict when or whether the Placement Agent Warrants will be exercised, and it is possible that the Placement Agent Warrants may be exercised on a cashless basis under certain circumstances as discussed in greater detail above under the section “Prospectus Summary - Private Placement. The selling securityholders will receive all of the proceeds from any sale of the Shares offered by them pursuant to this prospectus.

The selling securityholders will bear all underwriting discounts, selling commissions and similar fees and commissions, if any, attributable to the sale of the Shares offered by them pursuant to this prospectus. We will bear all registration and filing fees and other expenses incurred by us in effecting the registration of the Shares covered by this prospectus, including, without limitation, applicable registration, qualification and filing fees, printing expenses, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

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SELLING SECURITYHOLDERS

This prospectus covers the resale or other disposition of up to 5,292,810 Shares, consisting of (i) 4,900,750 outstanding shares of our common stock held by certain of the selling securityholders and (ii) 392,060 shares of our common stock issuable upon the exercise of outstanding Placement Agent Warrants held by the placement agent or its designees. Of the 4,900,750 outstanding shares of our common stock covered by this prospectus, 4,843,303 shares were issued and sold on October 5, 2026 at a purchase price of $1.16 per share and 57,447 shares were issued and sold on October 9, 2026 at a purchase price of $1.13 per share. See “Prospectus Summary - Private Placement.”

The Placement Agent Warrants are exercisable at any time following their issuance and expire five years following their respective issuance dates. The Placement Agent Warrants provide that a holder does not have the right to exercise the Placement Agent Warrants to the extent that, after giving effect to such exercise, the holder, together with its affiliates and any other persons whose beneficial ownership would be aggregated with the holder under Section 13(d) of the Exchange Act, would beneficially own in excess of 4.99% of the number of shares of our common stock then outstanding (the “Beneficial Ownership Limitation”). A holder of the Placement Agent Warrants may increase or decrease the Beneficial Ownership Limitation upon written notice to us; provided that the Beneficial Ownership Limitation may not be increased above 9.99% and any increase will not become effective until the 61st day after such notice is delivered to us. Throughout this prospectus, when we refer to the Shares being registered on behalf of the selling securityholders, we are referring to the outstanding shares of our common stock and the shares issuable upon exercise of the Placement Agent Warrants, in each case without giving effect to the Beneficial Ownership Limitation.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling securityholders as of October 27, 2026. The information in the table below with respect to the selling securityholders has been obtained from the respective selling securityholders. The selling securityholders may sell all, some or none of the Shares covered by this prospectus. See “Plan of Distribution.” We do not know how long the selling securityholders will hold the Shares before selling them, and except as set forth below under “Relationship with Selling Securityholders,” we currently have no agreements, arrangements or understandings with the selling securityholders regarding the sale or other disposition of any of the Shares.

The number of shares of common stock beneficially owned prior to the offering for each selling securityholder includes all shares of our common stock beneficially owned by such selling securityholder as of October 27, 2026, determined in accordance with the rules of the SEC. The table below and accompanying footnotes assume that the selling securityholders will sell all of the Shares listed as being offered hereby. However, because the selling securityholders may sell all or some of the Shares pursuant to this prospectus from time to time, or may sell or otherwise dispose of Shares in transactions exempt from the registration requirements of the Securities Act, we cannot assure you as to the actual number of Shares that will be sold by the selling securityholders or the number of shares of our common stock that will be held by the selling securityholders after completion of any sales. The percentages of shares beneficially owned after the offering are based on 73,675,706 shares of our common stock outstanding as of October 27, 2026.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person beneficially owns shares of our common stock if the person has or shares with others the right to vote or dispose of those shares or has the right to acquire such voting or disposition rights within 60 days. The inclusion of any shares in the table below does not constitute an admission of beneficial ownership by any selling securityholder named below.

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Information about the selling securityholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Before the Offering		After the Offering
Name of Selling Securityholders	Number of Shares of Common Stock	Number of Shares of Common Stock Being Offered	Number of Shares of Common Stock	Percentage of Shares of Common Stock
ACCC Enterprises Inc.	43,103	43,103	—	—
Advanta Trust Company, Inc.	86,207	86,207	—	—
Alan Roth & Barbara Roth	43,103	43,103	—	—
Albert Gentile & Hiedi Gentile	43,103	43,103	—	—
Anthony R. Esposito	44,190	44,190	—	—
Christopher Lennertz	43,103	43,103	—	—
Clayton A. Struve	43,103	43,103	—	—
Dale & Dianna R. Feitz Trust	86,207	86,207	—	—
Darrell Matthew Jones Trust	86,207	86,207	—	—
Harold Coughlin	43,103	43,103	—	—
Hexstone Capital LLC	86,207	86,207	—	—
Hiro & Co Inc.	86,207	86,207	—	—
Irene Devlin	43,103	43,103	—	—
James C. Stockton	47,366	47,366	—	—
Jeffrey Woodward	43,103	43,103	—	—
John Herbst	43,103	43,103	—	—
John Paul DeJoria Family Trust (1)	4,416,940	862,069	3,554,871	4.8%
Jonnie R. Williams Sr. (2)	862,069	862,069	—	—
Joseph Ruggiere	94,733	94,733	—	—
Joshua A. McCoy	86,207	86,207	—	—
Louis H. Lacassagne	86,207	86,207	—	—
Michael Kearns	43,103	43,103	—	—
Nathan Weldler	43,103	43,103	—	—
Paul G. Pignone	68,966	68,966	—	—
Philip Allen Herve	86,207	86,207	—	—
Robert Cella	431,027	431,027	—	—
Robert Kammann	86,207	86,207	—	—
Rocco & Secontina Guidicipietro Irrev Trust	189,466	189,466	—	—
S & S Lad Family Living Trust	64,655	64,655	—	—
Shmuel Moerman	43,103	43,103	—	—
Vita S. Amato	142,099	142,099	—	—
Willis Lucas	86,207	86,207	—	—
Additional Selling Holders (3)	714,804	714,804	—	—
Alexander Capital, L.P. (4)	392,060	392,060	—	—

(1)	Consists of (i) 3,554,871 shares of common stock reported as beneficially owned by John Paul DeJoria, in his capacity as trustee of the John Paul DeJoria Family Trust and in his individual capacity, prior to the Private Placement and (ii) 862,069 shares of common stock acquired by the John Paul DeJoria Family Trust in the Private Placement. John Paul DeJoria has reported sole voting and dispositive power with respect to the shares beneficially owned by him. The number of shares beneficially owned prior to the offering assumes no changes in such previously reported beneficial ownership other than the acquisition of shares in the Private Placement.
(2)	Jonnie R. Williams, Sr. is the founder of the Company and the settlor of Bayshore Trust, a principal stockholder of the Company. During the past three years, the Company has entered into certain financing arrangements with Bayshore Trust and intellectual property licensing arrangements with MIRALOGX, LLC, an entity controlled by Bayshore Trust.
(3)	Consists of an aggregate of 714,804 shares of common stock held by 42 selling securityholders. Disclosure with respect to these selling securityholders is being made on an aggregate basis because, together, they beneficially own less than 1% of the outstanding shares of our common stock prior to this offering. The Additional Selling Holders consist of the following individuals and entities: Andrew Medvin, Bradford Coleman, Calvin F. Sprain & Joan K. Sprain, Carmen Garza, Charles A. Blotnick Rev Trust, Clay Waldrip, Clifford Rober, Darwin EPM Inc., David Goldhagen, David Vanevenhoven, Davide E. Hudgens, Diane Pelosi & Joseph Pelosi, Douglas Roy Parker III, Gary L. Agajanian Rev Living Trust, Igal Dubov & Melissa Peccerillo, Ivan Mac, James B. Gahler, Jamie C. Burns & Paul J. Burns, Jeffrey Blake Simon, Jeffrey P. Foster, Jerry Schwartz, Joseph A. Zygmunt Jr., Ken Labarca, Kenneth Zacharias, Latius Prikryl, Lawrence Seccafico, Leonardo Bennett, Lia Matthow & Dana Matthow, Michael R. Crabtree, Richard K. Blundell, Robert Catone, Robert Jeffers & Theresa W. Jeffers, Robert L. Swackhamer, Robert Losinski, Ronald A. Andrews, Scott Gruebele & Carrie Gruebele JT Rev Living Trust, Sendas Sendos MD, Stephane Toutain, Steven Noble, Thomas Whiting, Tyler Wilson and William Nichols.
(4)	Consists of 392,060 shares of common stock issuable upon exercise of the Placement Agent Warrants issued to Alexander Capital in connection with the Private Placement. Alexander Capital, a registered broker-dealer, acted as placement agent in connection with the Private Placement pursuant to an engagement letter, dated June 25, 2026, between the Company and Alexander Capital, pursuant to which Alexander Capital, received cash compensation, reimbursement of certain expenses and the Placement Agent Warrants as compensation for its services. Rocco Guidicipietro, Chief Operating Officer of Alexander Capital, L.P., has voting and investment power with respect to the securities held by Alexander Capital, L.P. Mr. Guidicipietro disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

Relationship with Selling Securityholders

As discussed in greater detail above under the section “Prospectus Summary - Private Placement,” on October 5, 2026, we entered into the Purchase Agreement with certain of the selling securityholders pursuant to which we issued and sold an aggregate of 4,843,303 shares of our common stock to such selling securityholders at a purchase price of $1.16 per share. On October 9, 2026, we issued and sold an additional 57,447 shares of our common stock to certain additional selling securityholders at a purchase price of $1.13 per share. In connection with the Private Placement, we agreed to file a registration statement to enable the resale of the shares of common stock covered by this prospectus.

Except as described below, none of the selling securityholders or any persons having control over such selling securityholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

Alexander Capital acted as placement agent in connection with the Private Placement pursuant to an engagement letter, dated June 25, 2026, between us and Alexander Capital, In connection with the Private Placement, we paid Alexander Capital a cash placement agent fee of approximately $460,850 and issued to Alexander Capital, Placement Agent Warrants to purchase up to 392,060 shares of our common stock.

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Plan of Distribution

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

●	distributions to members, partners, shareholders or other equityholders of the selling securityholders;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. Subject to the terms of the registration rights agreement among the Company and the selling securityholders, the selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling securityholders for purposes of this prospectus.

In connection with the sale of our common stock, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling securityholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling securityholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with this offering will be passed upon for us by Cozen O’Connor, Miami, Florida. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of Telomir Pharmaceuticals, Inc as of December 31, 2025 and 2024, and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of Salberg & Company, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is https://telomirpharma.com. The contents on our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 28, 2026;

●	our Quarterly Reports on Form 10-Q filed with the SEC on May 14, 2026 and August 13, 2026;

●	our Current Reports on Form 8-K filed with the SEC on January 5, 2026; January 12, 2026, February 5, 2026; February 17, 2026; March 27, 2026; March 31, 2026; March 31, 2026; April 24, 2026; April 30, 2026; June 8, 2026; September 16, 2026; and October 6, 2026; and

●	the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K filed with the SEC on March 29, 2024, including any amendment or report updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. You may also access this information on our website at https://ir.telomirpharma.com by viewing the “SEC Filings”. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Telomir Pharmaceuticals, Inc.

Attention: Corporate Secretary

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

(786) 396-6723

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Telomir Pharmaceuticals, Inc.

5,292,810 Shares of Common Stock

PROSPECTUS

NOVEMBER 5, 2026